EXHIBIT 10.1


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                            STOCK PURCHASE AGREEMENT


     THIS AGREEMENT, made this 10th day of February, 2011, by and between Pictet Asset Management Limited, acting as agent for its clients, ("Pictet") and Flexible Solutions International Inc. ("FSI"), is made for the purpose of setting forth the terms and conditions upon which Pictet will sell shares of FSI's common stock to FSI.

     In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Subject to the terms and conditions of this Agreement, Pictet agrees to sell, and the FSI agrees to purchase, 792,576 shares of FSI's common stock (the "Stock") at a price of $1.30 per share for a total purchase price of $1,030,348.80.

     2. Pictet represents and warrants to FSI that Pictet is the valid and true owner of the Stock and that the Stock will be free of any liens, encumbrances or third party claims. Pictet has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by Pictet and the performance by Pictet of its obligations hereunder will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which Pictet is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required.

     3. FSI has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by FSI and the performance by FSI of its obligations hereunder will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, mortgage, articles of incorporation or other agreement to which FSI is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required.

     4. On or before February 16, 2011 FSI will wire transfer $1,030,348.80 as follows:

                    (insert wire transfer instructions here)

     5. After receipt of the wire transfers, Pictet will cause the Stock to be transferred to FSI's transfer agent Computershare Trust Company, via the DWAC system.

     6. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.


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     7. This  Agreement and any  non-contractual  obligations  connected with it shall be governed by and construed in all respects by the laws of England. The parties irrevocably agree that all disputes arising under or in connection with this Agreement, or in connection with the negotiation, existence, legal validity, enforceability or termination of this Agreement, regardless of whether the same shall be regarded as contractual claims or not, shall be exclusively governed by and determined only in accordance with English law. The parties irrevocably agree that the courts of England and Wales are to have exclusive jurisdiction, and that no other court is to have jurisdiction to:

     (i) determine any claim, dispute or difference arising under or in connection with this Agreement or in connection with the negotiation, existence, legal validity, enforceability or termination of this Agreement, whether the alleged liability shall arise under the law of England and Wales or under the law of some other country and regardless of whether a particular cause of action may successfully be brought in the English courts ("Proceedings"); and

     (ii) grant interim remedies, or other provisional or protective relief. The parties submit to the exclusive jurisdiction of such courts and accordingly any Proceedings may be brought against the parties or any of them or any of their respective assets in such courts.


     AGREED TO AND ACCEPTED as of the date first above written.

                                    PICTET ASSET MANAGEMENT LIMITED,
                                    ACTING AS AGENT FOR ITS CLIENTS

                                    By: /s/ Nigel Burnham    /s/ David Cawthrow
                                       ----------------------------------------
                                        Nigel Burnham        David Cawthrow
                                        Chief Financial      Head of Compliance
                                        Officer



                                    FLEXIBLE SOLUTIONS INTERNATIONAL INC.


                                    By: /s/ Dan O'Brien
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                                       Dan O'Brien, President